BYLAWS
OF
NATURAL GAS SERVICES GROUP, INC.
(As amended by the Board on February 4, 2021)
ARTICLE 1
Offices.
     The principal office of the corporation shall be designated from time to time by the corporation and may be within or outside of Colorado.
     The corporation may have such other offices, either within or outside Colorado, as the board of directors may designate or as the business of the corporation may require from time to time.
     The registered office of the corporation required by the Colorado Business Corporation Act to be maintained in Colorado may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time by the board of directors.
ARTICLE II
Shareholders

     Section 1. Annual and Special Meetings.

a.General. The annual meeting of the shareholders shall be held each year on a date and at a time fixed by the board of directors of the corporation (or by the chairman of the board or the president in the absence of action by the board of directors), for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting in compliance with Section 1.02 of this Article II. If the election of directors is not held on the day fixed as provided herein for any annual meeting of the shareholders, or any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as it may conveniently be held. A shareholder may apply to the district court in the county in Colorado where the corporation’s principal office is located or, if the corporation has no principal office in Colorado, to the district court of the county in which the corporation’s registered office is located to seek an order that a shareholder meeting be held (i) if an annual meeting was not held within six months after the close of the corporation’s most recently ended fiscal year or fifteen months after its last annual meeting, whichever is earlier, or (ii) if the shareholder participated in a proper call of or proper demand for a special meeting and notice of the special meeting was not given within thirty days after the date of the call or the date the last of the demands necessary to require calling of the meeting was received by the corporation, or the special meeting was not held in accordance with the notice.

b.Advance Notice of Shareholder Nominations and Proposals.

(a)Definitions
"Exchange Act" the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
"Public Disclosure" a disclosure made in a press release reported by the Dow Jones News Services, The Associated Press, or a comparable national news service or in a document filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.
“Shareholder Associated Person” of any shareholder means:

(i)any beneficial owner of shares of stock of the corporation on whose behalf any proposal or nomination is made by such shareholder;

(ii)any affiliates or associates of such shareholder or any beneficial owner described in clause (i); and

(iii) each other person with whom any of the persons described in the foregoing clauses (i) and (ii) either is acting in concert with respect to the corporation or has any agreement, arrangement or understanding (whether written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy solicitation made generally by such person to all shareholders entitled to vote at any meeting) or disposing of any capital stock of the corporation or to cooperate in obtaining, changing or influencing the control of the corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses).

2.Annual Meetings. At a meeting of the shareholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must be:
a.specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof;
b.otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof; or
c.otherwise properly brought before an annual meeting by a shareholder who is a shareholder of record of the corporation at the time such notice of meeting is delivered, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 1.02.
In addition, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for shareholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a shareholder pursuant to Section 1.02(b)(iii)), the shareholder or shareholders of record intending to propose the business (the "Proposing Shareholder") must have given timely notice thereof pursuant to this Section 1.02(b) in writing to the secretary of the corporation even if such matter is already the subject of any notice to the shareholders or Public Disclosure from the Board of Directors. To be timely, a Proposing Shareholder's notice for an annual meeting must be delivered to or mailed and received at the principal executive offices of the corporation: (x) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day in advance of the anniversary of the previous year's annual meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year's annual meeting or not later than 60 days after the anniversary of the previous year's annual meeting; and (y) with respect to any other annual meeting of shareholders, including in the event that no annual meeting was held in the previous year, not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of: (1) the 90th day prior to the annual meeting and (2) the close of business on the tenth day following the first date of Public Disclosure of the date of such meeting. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period).
3.Shareholder Nominations. For the nomination of any person or persons for election to the Board of Directors pursuant to Section 1.02(b)(iii) or Section 1.02(e), a Proposing Shareholder's notice to the secretary of the corporation shall set forth or include:
a.the name, age, business address, and residence address of each nominee proposed in such notice;
b.the principal occupation or employment of each such nominee along with information regarding each nominee’s business and finance qualifications that relate to the nominee’s ability to serve as a director of the corporation;

c.the class and number of shares of capital stock of the corporation which are owned of record and beneficially by each such nominee (if any);
d.information concerning any direct or indirect beneficial ownership of any equity or derivative interests in any principal competitor of the corporation held by such Proposing Shareholder, beneficial owner, Shareholder Associated Person and each nominee, and any direct or indirect interest of any of the preceding persons in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);
e.a list of all transactions by such Proposing Shareholder, beneficial owner and any Shareholder Associated Person involving any securities of the corporation, derivative interests, voting agreements or other control or economic interests in the corporation within the six-month period prior to the date of the notice;
f.such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act;
g.a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the secretary of the corporation upon written request) and a written statement and agreement executed by each such nominee acknowledging that such person:
i.consents to being named in the corporation's proxy statement as a nominee and to serving as a director if elected,
ii.intends to serve as a director for the full term for which such person is standing for election, and

iii.makes the following representations: (1) that the director nominee has read and agrees to adhere to the Code of Business Conduct and Ethics, Stock Ownership Guidelines, Clawback Policy, and any other of the corporation's policies or guidelines applicable to directors, including with regard to securities trading, and (2) that the director nominee is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a "Voting Commitment") that has not be disclosed to the corporation or any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as a director of the corporation, with such person's fiduciary duties under applicable law, and (3) that the director nominee is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with such person's nomination for director or service as a director that has not been disclosed to the corporation; and
h.as to the Proposing Shareholder:
i.the name and address of the Proposing Shareholder as they appear on the corporation's books and of the beneficial owner, if any, on whose behalf the nomination is being made,

ii.the class and number of shares of the corporation which are owned by the Proposing Shareholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the Proposing Shareholder's notice, and a representation that the Proposing Shareholder will notify the corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting within five business days after the record date for such meeting,
iii.a description of any agreement, arrangement, or understanding with respect to such nomination between or among the Proposing Shareholder or the beneficial owner, if any, on whose behalf the nomination is being made and any of their Shareholder Associated Persons (including their names) acting in concert with any of the foregoing, and a representation that the Proposing Shareholder will notify the corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting,
iv.a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Shareholder's notice by, or on behalf of, the Proposing Shareholder, the beneficial owner or any Shareholder Associated Person, if any, on whose behalf the nomination is being made, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person or Shareholder Associated Person with respect to shares of stock of the corporation, and a representation that the Proposing Shareholder will notify the corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting,
v.a representation that the Proposing Shareholder is a holder of record of shares of the corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and
vi.a representation whether the Proposing Shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from shareholders in support of the nomination.
The corporation may require any proposed nominee to furnish such other information as it may need to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable shareholder's understanding of the independence, or lack thereof, of such nominee.
4.Other Shareholder Proposals. For all business other than director nominations, a Proposing Shareholder's notice to the secretary of the corporation shall set forth as to each matter the Proposing Shareholder proposes to bring before the annual meeting:
a.a brief description of the business desired to be brought before the annual meeting;
b.the reasons for conducting such business at the annual meeting;

c.the text of any proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment);

d.any material interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such shareholder, beneficial owner and Shareholder Associated Person (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed;

e.any other information relating to such shareholder, beneficial owner and Shareholder Associated Person, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

f.a description of all agreements, arrangements, or understandings between or among such shareholder, beneficial owner and Shareholder Associated Person, if any, on whose behalf the proposal is being made (including their names) in connection with the proposal of such business and any material interest of such shareholder, beneficial owner, or any of their affiliates or associates, in such business, including any anticipated benefit therefrom to such shareholder, beneficial owner, or Shareholder Associated Persons; and

g.the information required by Section 1.02(c)(vi) above.

5.Special Meetings of Shareholders. Unless otherwise prescribed by statute, special meetings of the shareholders may be called for any purpose by the chairman of the board, by the president, by the secretary, by any one director or by the board of directors of the corporation. The president shall call a special meeting of the shareholders if the corporation receives one or more written demands for the meeting, stating the purpose or purposes for which it is to be held, signed and dated by holders of shares representing at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at the meeting. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders called by the Board of Directors at which directors are to be elected pursuant to the corporation's notice of meeting:
a.by or at the direction of the Board of Directors or any committee thereof; or

b.provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the corporation who is a shareholder of record at the time the notice provided for in this Section 1.02 is delivered to the secretary of the corporation, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth in this Section 1.02.

In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if such shareholder delivers a shareholder's notice that complies with the requirements of Section 1.02(c) to the secretary of the corporation at its principal executive offices not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of: (x) the 90th day prior to such special meeting; or (y) the tenth (10th) day following the first date of Public Disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period).

6.Effect of Noncompliance. Only such persons who are nominated in accordance with the procedures set forth in this Section 1.02 shall be eligible to be elected at any meeting of shareholders of the corporation to serve as directors and only such other business shall be conducted at a meeting as shall be properly brought before the meeting in accordance with the procedures set forth in this Section 1.02, as applicable. The chairman of the special meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.02 as applicable. If any proposed nomination was not made or proposed in compliance with this Section 1.02 or other business was not made or proposed in compliance with this Section 1.02, then except as otherwise provided by law, the chairman of the meeting shall have the power and duty to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding anything in these By-laws to the contrary, unless otherwise required by law, if a Proposing Shareholder intending to propose business or make nominations at an annual meeting or propose a nomination at a special meeting pursuant to this Section 1.02 does not provide the information required under this Section 1.02 to the corporation, including the updated information required by Section 1.02(c)(vi)(B), Section 1.02(c)(vi)(C), and Section 1.02(c)(vi)(D) within five business days after the record date for such meeting, or the Proposing Shareholder (or a qualified representative of the Proposing Shareholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the corporation.

7.Rule 14a-8. This Section 1.02 of these Bylaws shall not apply to a proposal proposed to be made by a shareholder if the shareholder has notified the corporation of the shareholder's intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such meeting.
     Section 2. Place of Meeting. The board of directors may designate any place, either within or outside Colorado, as the place for any annual meeting or any special meeting called by the board of directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or outside Colorado, as the place for such meeting. If no designation is made, or if a special meeting is called other than by the board of directors, the place of meeting shall be the principal office of the corporation.
     Section 3. Notice of Meeting. Written notice stating the place, date, and time of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting, except that (i) if the number of authorized shares is to be increased, at least thirty days' notice shall be given, or (ii) any other longer notice period shall be given if required by the Colorado Business Corporation Act. Notice of a special meeting shall include (i) a description of the purpose or purposes of the meeting, (ii) the reasons for conducting such business at the special meeting, (iii) the text of any proposal or business to be considered at the special meeting, and (iv) the information required in Section 1.02 of these Bylaws. The business conducted at a special meeting shall be limited to such purpose or purposes specified in the notice. Written notice of an annual meeting shall include notice for the election of directors and for the transaction of such other business as may properly come before the meeting in accordance with these Bylaws and shall be determined by the Board of Directors. Notice shall be given personally or by mail, private carrier, telegraph, teletype, electronically transmitted facsimile or other form of wire or wireless communication by or at the direction of the chief executive officer, the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed and if in a comprehensible form, such notice shall be deemed to be given and effective when deposited in the United States mail, addressed to the shareholder at his address as it appears in the corporation’s current record of shareholders, with postage prepaid. If notice is given other than by mail and provided that such notice is in a comprehensible form, the notice is given and effective on the date received by the shareholder.
     If requested by the person or persons lawfully calling such meeting, the secretary shall give notice thereof at corporate expense. No notice need be sent to any shareholder if three successive notices mailed to the last known address of such shareholder have been returned as undeliverable until such time as another address for such shareholder is made known to the corporation by such shareholder. In order to be entitled to receive notice of any meeting, a shareholder shall advise the corporation in writing of any change in such shareholder’s mailing address as shown on the corporation’s books and records.

     When a meeting is adjourned to another date, time or place, notice need not be given of the new date, time or place if the new date, time or place of such meeting is announced before adjournment at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which may have been transacted at the original meeting. If the adjournment is for more than 120 days, or if a new record date is fixed for the adjourned meeting, a new notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting as of the new record date.
     A shareholder may waive notice of a meeting before or after the time and date of the meeting by a writing signed by such shareholder. Such waiver shall be delivered to the corporation for filing with the corporate records. Further, by attending a meeting either in person or by proxy, a shareholder waives objection to lack of notice or defective notice of the meeting unless the shareholder objects at the beginning of the meeting to the holding of the meeting or the transaction of business at the meeting because of lack of notice or defective notice. By attending the meeting, the shareholder also waives any objection to consideration at the meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.
     Section 4. Fixing of Record Date. For the purpose of determining shareholders entitled to (i) notice of or vote at any meeting of shareholders or any adjournment thereof, (ii) receive distributions or share dividends, or (iii) demand a special meeting, or to make a determination of shareholders for any other proper purpose, the board of directors may fix a future date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days, and, in case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed by the board of directors, the record date shall be the date on which notice of the meeting is mailed to shareholders, or the date on which the resolution of the board of directors providing for a distribution is adopted, as the case may be. When a determination of shareholders entitled to vote at any meeting of shareholders is made as provided in this Section, such determination shall apply to any adjournment thereof unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.
     Notwithstanding the above, the record date for determining the shareholders entitled to take action without a meeting or entitled to be given notice of action so taken shall be the date the corporation first receives a writing upon which the action is taken. The record date for determining shareholders entitled to demand a special meeting shall be the date of the earliest of any of the demands pursuant to which the meeting is called.

     Section 5. Voting Lists. The secretary shall make, at the earlier of ten days before each meeting of shareholders or two business days after notice of the meeting has been given, a complete list of the shareholders entitled to be given notice of such meeting or any adjournment thereof. The list shall be arranged by voting groups and within each voting group by class or series of shares, shall be in alphabetical order within each class or series, and shall show the address of and the number of shares of each class or series held by each shareholder. For the period beginning the earlier of ten days prior to the meeting or two business days after notice of the meeting is given and continuing through the meeting and any adjournment thereof, this list shall be kept on file at the principal office of the corporation, or at a place (which shall be identified in the notice) in the city where the meeting will be held. Such list shall be available for inspection on written demand by any shareholder (including for the purpose of this Section 6 any holder of voting trust certificates) or his agent or attorney during regular business hours and during the period available for inspection. The original stock transfer books shall be prima facie evidence as to the shareholders entitled to examine such list or to vote at any meeting of shareholders.
     Any shareholder, his agent or attorney may copy the list during regular business hours and during the period it is available for inspection, provided (i) the shareholder has been a shareholder for at least three months immediately preceding the demand or holds at least five percent of all outstanding shares of any class of shares as of the date of the demand, (ii) the demand is made in good faith and for a purpose reasonably related to the demanding shareholder’s interest as a shareholder, (iii) the shareholder describes with reasonable particularity the purpose and the records the shareholder desires to inspect, (iv) the records are directly connected with the described purpose, and (v) the shareholder pays a reasonable charge covering the costs of labor and material for such copies, not to exceed the estimated cost of production and reproduction.

     Section 6. Recognition Procedure for Beneficial Owners. The board of directors may adopt by resolution a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. The resolution may set forth (i) the types of nominees to which it applies, (ii) the rights or privileges that the corporation will recognize in a beneficial owner, which may include rights and privileges other than voting, (iii) the form of certification and the information to be contained therein, (iv) if the certification is with respect to a record date, the time within which the certification must be received by the corporation, (v) the period for which the nominee’s use of the procedure is effective, and (vi) such other provisions with respect to the procedure as the board of directors deems necessary or desirable. Upon receipt by the corporation of a certificate complying with the procedure established by the board of directors, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the registered holders of the number of shares specified in place of the shareholder making the certification.
     Section 7. Quorum and Manner of Acting. A majority of the votes entitled to be cast on a matter by a voting group shall constitute a quorum of that voting group for action on the matter. If less than a majority of such votes are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time without further notice, for a period not to exceed 120 days for any one adjournment. If a quorum is present at such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, unless the meeting is adjourned and a new record date is set for the adjourned meeting.
     If a quorum exists, except as required by law or except as provided in the Articles of Incorporation, except as provided in Section 2 of Article III and except as provided in Section 3 of Article VIII, action on a matter other than the election of directors by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action.
     Section 8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy by signing an appointment form or similar writing, either personally or by his duly authorized attorney-in-fact. A shareholder may also appoint a proxy by transmitting or authorizing the transmission of a telegram, teletype, or other electronic transmission providing a written statement of the appointment to the proxy, a proxy solicitor, proxy support service organization, or other person duly authorized by the proxy to receive appointments as agent for the proxy, or to the corporation. The transmitted appointment shall set forth or be transmitted with written evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment. The proxy appointment form or similar writing shall be filed with the secretary of the corporation before or at the time of the meeting. The appointment of a proxy is effective when received by the corporation and is valid for eleven months unless a different period is expressly provided in the appointment form or similar writing.
     Any complete copy, including an electronically transmitted facsimile, of an appointment of a proxy may be substituted for or used in lieu of the original appointment for any purpose for which the original appointment could be used.
     Revocation of a proxy does not affect the right of the corporation to accept the proxy’s authority unless (i) the corporation had notice that the appointment was coupled with an interest and notice that such interest is extinguished is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment, or (ii) other notice of the revocation of the appointment is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment. Other notice of revocation may, in the discretion of the corporation, be deemed to include the appearance at a shareholders’ meeting of the shareholder who granted the proxy and his voting in person on any matter subject to a vote at such meeting.
     The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment.
     The corporation shall not be required to recognize an appointment made irrevocable if it has received a writing revoking the appointment signed by the shareholder (including a shareholder who is a successor to the shareholder who granted the proxy) either personally or by his attorney-in-fact, notwithstanding that the revocation may be a breach of an obligation of the shareholder to another person not to revoke the appointment.
     Subject to Section 11 of Article II and any express limitation on the proxy’s authority appearing on the appointment form, the corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment.
     Section 9. Voting of Shares. Each outstanding share, regardless of class shall be entitled to one vote, except in the election of directors, and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of incorporation as permitted by the Colorado Business Corporation Act. Cumulative voting shall not be permitted in the election of directors or for any other purpose.
Each record holder of stock shall be entitled to vote in the election of directors and shall have as many votes for each of the shares owned by him as there are directors to be elected and for whose election he has the right to vote. Except as provided in Section 4 of Article III, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present; provided that if the number of director nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” with respect to that director (with abstentions and broker non-votes not counted as either a vote "for" or "against" the nominee's election. In the event a director fails to receive an affirmative majority of the votes cast in an election where the number of nominees is less than or equal to the number of directors to be elected, the Board of Directors, within its powers, may decrease the number of directors, fill the vacancy, or take other appropriate action.
     Except as otherwise ordered by a court of competent jurisdiction upon a finding that the purpose of this Section would not be violated in the circumstances presented to the court, the shares of the corporation are not entitled to be voted if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the first corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation except to the extent the second corporation holds the shares in a fiduciary capacity.
     Redeemable shares are not entitled to be voted after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.
     Section 10. Corporation’s Acceptance of Votes. If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation corresponds to the name of a shareholder, the corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and give it effect as the act of the shareholder. If the name signed on a vote, consent, waiver, proxy appointment or proxy appointment revocation does not correspond to the name of a shareholder, the corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and to give it effect as the act of the shareholder if:
     (i) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;
     (ii) the name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;
     (iii) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;
     (iv) the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory’s authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

     (v) two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-tenants or fiduciaries, and the person signing appears to be acting on behalf of all the co-tenants or fiduciaries; or
     (vi) the acceptance of the vote, consent, waiver, proxy appointment or proxy appointment revocation is otherwise proper under rules established by the corporation that are not inconsistent with this Section 11.
     The corporation is entitled to reject a vote, consent, waiver, proxy appointment or proxy appointment revocation if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.
     Neither the corporation nor its officers nor any agent who accepts or rejects a vote, consent, waiver, proxy appointment or proxy appointment revocation in good faith and in accordance with the standards of this Section is liable in damages for the consequences of the acceptance or rejection.
     Section 11. Meetings by Telecommunication. Any or all of the shareholders may participate in an annual or special shareholders’ meeting by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting may hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.
ARTICLE III
Board of Directors
     Section 1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under, the direction of its board of directors, except as otherwise provided in the Colorado Business Corporation Act or the Articles of Incorporation.
     Section 2. Number, Qualifications and Tenure. The business and affairs of the corporation shall be managed or be under the direction of the Board of Directors; and, subject to any restrictions imposed by law, by the Articles of Incorporation, or by these Bylaws, the Board of Directors may exercise all the powers of the corporation. The Board of Directors shall consist of three (3) members, unless otherwise determined from time to time by resolution adopted by at least 80% of the votes entitled to be cast by each voting group entitled to vote thereon, or by unanimous consent of the Board of Directors. No decrease shall affect the shortening of the term of any incumbent director. Directors need not be residents of Colorado or shareholders of the corporation absent provision to the contrary in the Articles of Incorporation or laws of the State of Colorado.
     Section 3. Removal of Directors. Any director or the entire Board of Directors may be removed from office, at any time, but only for cause, at any special meeting of shareholders by the affirmative vote of at least 80% of the votes entitled to be cast by each voting group entitled to vote thereon at such meeting, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting. If the notice calling such meeting shall have so provided, the vacancy caused by such removal may be filled at such meeting by the affirmative vote of at least 80% of the shares of the votes entitled to be cast by each voting group entitled to vote thereon.
     Section 4. Vacancies. Any director may resign at any time by giving written notice to the corporation. Such resignation shall take effect at the time the notice is received by the corporation unless the notice specifies a later effective date. Unless otherwise specified in the notice of resignation, the corporation’s acceptance of such resignation shall not be necessary to make it effective. Any vacancy on the board of directors may be filled by the affirmative vote of a majority of the shareholders or the board of directors. If the directors remaining in office constitute fewer than a quorum of the board of directors, the directors may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. If elected by the directors, the director shall hold office until the next annual shareholders’ meeting at which directors are elected. If elected by the shareholders, the director shall hold office for the unexpired term of his predecessor in office; except that, if the directors’ predecessor was elected by the directors to fill a vacancy, the director elected by the shareholders shall hold office for the unexpired term of the last predecessor elected by the shareholders.
     Section 5. Regular Meetings. A regular meeting of the board of directors shall be held without notice immediately after and at the same place as the annual meeting of shareholders. The board of directors may provide by resolution the time and place, either within or outside Colorado, for the holding of additional regular meetings without other notice.
     Section 6. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or outside Colorado, as the place for holding any special meeting of the board of directors called by them.
     Section 7. Notice. Notice of any special meeting shall be given at least two days prior to the meeting by written notice either personally delivered or mailed to each director at his business address, or by notice transmitted by telegraph, telex, electronically transmitted facsimile or other form of wire or wireless communication. If mailed, such notice shall be deemed to be given and to be effective on the earlier of (i) three days after such notice is deposited in the United States mail, properly addressed, with postage prepaid, or (ii) the date shown on the return receipt, if mailed by registered or certified mail return receipt requested. If notice is given by telex, electronically transmitted facsimile or other similar form of wire or wireless communication, such notice shall be deemed to be given and to be effective when sent and with respect to a telegram, such notice shall be deemed to be given and to be effective when the telegram is delivered to the telegraph company. If a director has designated in writing one or more reasonable addresses or facsimile numbers for delivery of notice to him, notice sent by mail, telegraph, telex, electronically transmitted facsimile or other form of wire or wireless communication shall not be deemed to have been given or to be effective unless sent to such addresses or facsimile numbers, as the case may be.
     A director may waive notice of a meeting before or after the time and date of the meeting by a writing signed by such director. Such waiver shall be delivered to the corporation for filing with the corporate records. Further, a director’s attendance at or participation in a meeting waives any required notice to him of the meeting unless at the beginning of the meeting, or promptly upon his later arrival, the director objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.
     Section 8. Quorum. A majority of the number of directors fixed pursuant to Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors.
     If less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, for a period not to exceed sixty days at any one adjournment.
     Section 9. Manner of Acting. Unless otherwise specified herein, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.
     Section l0. Compensation. By resolution of the board of directors, any director may be paid any one or more of the following: his expenses, if any, of attendance at meetings, a fixed sum for attendance at each meeting, a stated salary as director, or such other compensation as the board of directors and the director may reasonably agree upon. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.
     Section 11. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors or committee of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (i) the director objects at the beginning of the meeting, or promptly upon his later arrival, to the holding of the meeting or the transaction of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting, (ii) the director contemporaneously requests that his dissent or abstention as to any specific action taken be entered in the minutes of the meeting, or (iii) the director causes written notice of his dissent or abstention as to any specific action to be received by the presiding officer of the meeting before its adjournment or by the corporation promptly after the adjournment of the meeting. A director may dissent to a specific action at a meeting, while assenting to others. The right to dissent to a specific action taken at a meeting of the board of directors or a committee of the board of directors shall not be available to a director who voted in favor of such action.
     Section 12. Committees. By resolution adopted by a majority of all the directors in office when the action is taken, the board of directors may designate from among its members an executive committee and one or more other committees and appoint one or more members of the board of directors to serve on them. To the extent provided in the resolution, each committee shall have all the - authority of the board of directors, except that no such committee shall have the authority to (i) authorize distributions, (ii) approve or propose to shareholders actions or proposals required by the Colorado Business Corporation Act to be approved by shareholders, (iii) fill vacancies on the board of directors or any committee thereof, (iv) amend Articles of Incorporation, (v) adopt, amend or repeal the bylaws, (vi) approve a plan of merger not requiring shareholder approval, (vii) authorize or approve the reacquisition of shares unless pursuant to a formula or method prescribed by the board of directors, or (viii) authorize or approve the issuance or sale of shares, or contract for the sale of shares or determine the designations and relative rights, preferences and limitations of a class or series of shares, except that the board of directors may authorize a committee or officer to do so within limits specifically prescribed by the board of directors. The committee shall then have full power within the limits set by the board of directors to adopt any final resolution setting forth all preferences, limitations and relative rights of such class or series and to authorize an amendment of the Articles of Incorporation stating the preferences, limitations and relative rights of a class or series for filing with the Secretary of State under the Colorado Business Corporation Act.
     Sections 5, 6, 7, 8 and 13 of Article III, which govern meetings, notice, waiver of notice, quorum, voting requirements and action without a meeting of the board of directors, shall apply to committees and their members appointed under this Section 12.
     Neither the designation of any such committee, the delegation of authority to such committee, nor any action by such committee pursuant to its authority shall alone constitute compliance by any member of the board of directors or a member of the committee in question with his responsibility to conform to the standard of care set forth in Article III Section 15 of these bylaws.
     Section 13. Informal Action by Directors. Any action required or permitted to be taken at a meeting of the directors or any committee designated by the board of directors may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by all of the directors or committee members entitled to vote with respect to the action taken. Such consent shall have the same force and effect as a unanimous vote of the directors or committee members and may be stated as such in any document. Unless the consent specifies a different effective date, action taken under this Section 13 is effective at the time the last director signs a writing describing the action taken, unless, before such time, any director has revoked his consent by a writing signed by the director and received by the president or the secretary of the corporation.
     Section 14. Telephonic Meetings. The board of directors may permit any director (or any member of a committee designated by the board of directors) to participate in a regular or special meeting of the board of directors or a committee thereof through the use of any means of communication by which all directors participating in the meeting can hear each other during the meeting. A director participating in a meeting in this manner is deemed to be present in person at the meeting.
     Section 15. Standard of Care. A director shall perform his duties as a director, including without limitation his duties as a member of any committee of the board of directors, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by the persons herein designated. However, he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A director shall not be liable to the corporation or its shareholders for any action he takes or omits to take as a director if, in connection with such action or omission, he performs his duties in compliance with this Section 15.
     The designated persons on whom a director is entitled to rely are (i) one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented, (ii) legal counsel, public accountant, or other person as to matters which the director reasonably believes to be within such person’s professional or expert competence, or (iii) a committee of the board of directors on which the director does not serve if the director reasonably believes the committee merits confidence.
ARTICLE IV

Officers and Agents
     Section 1. General. The officers of the corporation shall be a chief executive officer, a president, a secretary and a treasurer, each of whom shall be a natural person eighteen years of age or older. The board of directors or an officer or officers authorized by the board of directors may appoint such other officers, assistant officers, committees and agents, assistant secretaries and assistant treasurers, as they may consider necessary. The board of directors or the officer or officers authorized by the board of directors shall from time to time determine the procedure for the appointment of officers, their term of office, their authority and duties and their compensation. One person may hold more than one office. In all cases where the duties of any officer, agent or employee are not prescribed by the bylaws or by the board of directors, such officer, agent or employee shall follow the orders and instructions of the president of the corporation.
     Section 2. Appointment and Term of Office. The officers of the corporation shall be appointed by the board of directors at each annual meeting of the board of directors held after each annual meeting of the shareholders. If the appointment of officers is not made at such meeting or if an officer or officers are to be appointed by another officer or officers of the corporation, such appointments shall be made as soon thereafter as conveniently possible. Each officer shall hold office until the first of the following occurs: his successor shall have been duly appointed and qualified, his death, his resignation, or his removal in the manner provided in Article IV, Section 3.
     Section 3. Resignation and Removal. An officer may resign at any time by giving written notice of resignation to the corporation. The resignation is effective when the notice is received by the corporation unless the notice specifies a later effective date.
     Any officer or agent may be removed at any time with or without cause by the board of directors or an officer or officers authorized by the board of directors or by the shareholders. Such removal does not affect the contract rights, if any, of the corporation or of the person so removed. The appointment of an officer or agent shall not in itself create contract rights.
     Section 4. Vacancies. A vacancy in any office, however occurring, may be filled by the board of directors, or by the officer or officers authorized by the board of directors, for the unexpired portion of the officer’s term. If an officer resigns and his resignation is made effective at a later date, the board of directors, or officer or officers authorized by the board of directors, may permit the officer to remain in office until the effective date and may fill the pending vacancy before the effective date if the board of directors or officer or officers authorized by the board of directors provide that the successor shall not take office until the effective date. In the alternative, the board of directors, or officer or officers authorized by the board of directors, may remove the officer at any time before the effective date and may fill the resulting vacancy.
     Section 5. Chairman of the Board. The chairman of the board of directors, if appointed and if available, or if not appointed or not available, the chief executive officer, or if not appointed or not available, the president, shall preside at all meetings of the shareholders and of the board of directors.
     Section 6. Chief Executive Officer. The chief executive officer shall be subject to the control of the board of directors and shall in general supervise and control all business and affairs of the corporation. The chief executive officer may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation, deeds, mortgages, bonds, contracts, and other obligations in the name of the corporation, which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed and executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the board of directors from time to time.
     Section 7. President. The president shall assist the chairman of the board and the chief executive officer and shall perform such duties as may be assigned to him by the chairman of the board, the chief executive officer or by the board of directors.
     Section 8. Chief Operating Officer. The chief operating officer, if appointed, shall be in charge of the actual day-to-day operations of the business of the corporation.

     Section 9. Vice Presidents. If appointed, the vice presidents shall assist the chairman of the board, the chief executive officer and the president and shall perform such duties as may be assigned to them by the chairman of the board, the chief executive officer and the president or by the board of directors. In the absence of the chairman of the board, the chief executive officer and the president, the vice president, if any (or, if more than one, the vice presidents in the order designated by the board of directors, or if the board of directors makes no such designation, then the vice president designated by the chairman of the board, the chief executive officer or by the president, or if neither the board of directors, the chairman of the board, the chief executive officer nor the president makes any such designation, the senior vice president as determined by first election to that office), shall have the powers and perform the duties of the chairman of the board, the chief executive officer and the president.
     Section 10. Secretary. The secretary shall (i) prepare and maintain as permanent records the minutes of the proceedings of the shareholders and the board of directors, a record of all actions taken by the shareholders or board of directors without a meeting, a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the corporation, and a record of all waivers of notice of meetings of shareholders and of the board of directors or any committee thereof, (ii) see that all notices are duly given in accordance with the provisions of these bylaws and as required by law, (iii) serve as custodian of the corporate records and of the seal of the corporation and affix (the seal to all documents when authorized by the board of directors, (iv) keep at the corporation’s registered office or principal place of business a record containing the names and addresses of all shareholders in a form that permits preparation of a list of shareholders arranged by voting group and by class or series of shares within each voting group, that is alphabetical within each class or series and that shows the address of, and the number of shares of each class or series held by, each shareholder, unless such a record shall be kept at the office of the corporation’s transfer agent or registrar, (v) maintain at the corporation’s principal office the originals or copies of the corporation’s Articles of Incorporation, bylaws, minutes of all shareholders’ meetings and records of all action taken by shareholders without a meeting for the past three years, all written communications within the past three years to shareholders as a group or to the holders of any class or series of shares as a group, a list of the names and business addresses of the current directors and officers, a copy of the corporation’s most recent corporate report filed with the Secretary of State, and financial statements showing in reasonable detail the corporation’s assets and liabilities and results of operations for the last three years, (vi) have general charge of the stock transfer books of the corporation, unless the corporation has a transfer agent, (vii) authenticate records of the corporation, and (viii) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the chief executive officer, the president or by the board of directors. Assistant secretaries, if any, shall have the same duties and powers as the secretary, subject to supervision by the secretary. The directors and/or shareholders may however respectively designate a person other than the secretary or assistant secretary to keep the minutes of their respective meetings.
     Any books, records, or minutes of the corporation may be in written form or in any form capable of being converted into written form within a reasonable time.
     Section 11. Treasurer. The treasurer shall be the principal financial officer of the corporation, shall have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the corporation and shall deposit the same in accordance with the instructions of the board of directors. He shall receive and give receipts and acquittances for money paid in on account of the corporation and shall pay out of the corporation’s funds on hand all bills, payrolls and other just debts of the corporation of whatever nature upon maturity. He shall perform all other duties incident to the office of the treasurer and, upon request of the board of directors, shall make such reports to it as may be required at any time. He shall, if required by the board of directors, give the corporation a bond in such sums and with such sureties as shall be satisfactory to the board of directors, conditioned upon the faithful performance of his duties and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation. He shall have such other powers and perform such other duties, as may from time to time be prescribed by the board of directors, the chief executive officer or the president. The assistant treasurers, if any, shall have the same powers and duties as the treasurer, subject to the supervision of the treasurer.
     The treasurer shall also be the principal accounting officer of the corporation. He shall prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account as required by the Colorado Business Corporation Act, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit and prepare and furnish to the chief executive officer, the president and the board of directors statements of account showing the financial position of the corporation and the results of its operations.
ARTICLE V
Stock
     Section 1. Certificates. The board of directors shall be authorized to issue any of its classes of shares with or without certificates, provided that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of the corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by a certificate or certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate or certificates representing the number of shares of stock owned by him in the corporation registered in certificate form. If the shares are represented by certificates, such shares shall be represented by consecutively numbered certificates signed, either manually or by facsimile, in the name of the corporation by the chief executive officer or the president and by the secretary or by one or more other persons designated by the board of directors. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nonetheless be issued by the corporation with the same effect as if he were such officer at the date of its issue. Certificates of stock shall be in such form and shall contain such information consistent with the law as shall be prescribed by the board of directors. If shares are not represented by certificates, within a reasonable time following the issue or transfer of such shares, the corporation shall send the shareholder a complete written statement of all of the information required to be provided to holders of uncertificated shares by the Colorado Business Corporation Act. Except as otherwise provided by law, the rights and obligations of holders of uncertificated shares and the rights and obligations of the holders of certificated shares of the same class and series shall be identical.
     Section 2. Consideration for Shares. Certificated or uncertificated shares shall not be issued until the shares represented thereby are fully paid. The board of directors may authorize the issuance of certificated or uncertificated shares for consideration consisting of any tangible or intangible property of benefit to the corporation, including cash, promissory notes, services performed or other securities of the corporation. Future services shall not constitute payment or partial payment for shares of the corporation. The promissory note of a subscriber or an affiliate of a subscriber shall not constitute payment or partial payment for shares of the corporation unless the note is negotiable and is secured by collateral, other than the shares being purchased, having a fair market value at least equal to the principal amount of the note. For purposes of this Section 2, “promissory note” means a negotiable instrument on which there is an obligation to pay independent of collateral and does not include a non-recourse note.
     Section 3. Lost Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, the board of directors may direct the issuance of a new certificate or may register uncertificated shares in lieu thereof upon such terms and conditions in conformity with law as the board of directors may prescribe. The board of directors may in its discretion require an affidavit of lost certificate and/or a bond in such form and amount and with such surety as it may determine before issuing a new certificate or registering uncertificated shares.
     Section 4. Transfer of Shares. Transfer of shares shall be made only on the books of the corporation by the registered holder thereof, or by such holder’s attorney thereunto authorized by power of attorney and filed with the Secretary of the corporation or a transfer agent of the corporation. If such shares are certificated, upon surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and receipt of such documentary stamps as may be required by law and evidence of compliance with all applicable securities laws and other restrictions, the corporation shall issue a new certificate or register uncertificated shares to the person entitled thereto, and cancel the old certificate. Upon the receipt of proper transfer instructions of uncertificated shares by the holders thereof in person or by their duly authorized attorney, such uncertificated shares shall be cancelled and the corporation shall issue new equivalent certificated shares or register uncertificated shares to the person entitled thereto. Every such transfer of certificated or uncertificated shares shall be entered on the stock books of the corporation which shall be kept at its principal office or by the person and the place designated by the board of directors.

     Except as otherwise expressly provided in Article II, Sections 7 and 11, and except for the assertion of dissenters’ rights to the extent provided in Article 113 of the Colorado Business Corporation Act, the corporation shall be entitled to treat the registered holder of any shares of the corporation as the owner thereof for all purposes, and the corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares on the part of any person other than the registered holder, including without limitation any purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such other person becomes the registered holder of such shares, whether or not the corporation shall have either actual or constructive notice of the claimed interest of such other person.
     Section 5. Transfer Agent, Registrars and Paying Agents. The board of directors may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the corporation. Such agents and registrars may be located either within or outside Colorado. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.
ARTICLE VI
Indemnification of Certain Persons
     Section 1. Indemnification. For purposes of Article VI, a “Proper Person” means any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any foreign or domestic profit or nonprofit corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company, or other enterprise or employee benefit plan. The corporation shall indemnify any Proper Person against reasonably incurred expenses (including attorneys’ fees), judgments, penalties, fines (including any excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement reasonably incurred by him in connection with such action, suit or proceeding if it is determined by the groups set forth in Section 4 of this Article VI that he conducted himself in good faith and that he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation’s best interests, or (ii) in all other cases (except criminal cases), that his conduct was at least not opposed to the corporation’s best interests, or (iii) in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. A Proper Person will be deemed to be acting in his official capacity while acting as a director, officer, employee or agent on behalf of this corporation and not while acting on this corporation’s behalf for some other entity.
     No indemnification shall be made under this Article VI to a Proper Person with respect to any claim, issue or matter in connection with a proceeding by or in the right of a corporation in which the Proper Person was adjudged liable to the corporation or in connection with any proceeding charging that the Proper Person derived an improper personal benefit, whether or not involving action in an official capacity, in which he was adjudged liable on the basis that he derived an improper personal benefit. Further, indemnification under this Section in connection with a proceeding brought by or in the right of the corporation shall be limited to reasonable expenses, including attorneys’ fees, incurred in connection with the proceeding.
     Section 2. Right to Indemnification. The corporation shall indemnify any Proper Person who was wholly successful, on the merits or otherwise, in defense of any action, suit, or proceeding as to which he was entitled to indemnification under Section 1 of this Article VI against expenses (including attorneys’ fees) reasonably incurred by him in connection with the proceeding without the necessity of any action by the corporation other than the determination in good faith that the defense has been wholly successful.
     Section 3. Effect of Termination of Action. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person seeking indemnification did not meet the standards of conduct described in Section 1 of this Article VI. Entry of a judgment, by consent as part of a settlement shall not be deemed an adjudication of liability, as described in Section 2 of this Article VI.

     Section 4. Groups Authorized to Make Indemnification Determination. Except where there is a right to indemnification as set forth in Sections 1 or 2 of this Article VI or where indemnification is ordered by a court in Section 5 of this Article VI, any indemnification shall be made by the corporation only as authorized in the specific case upon a determination by a proper group that indemnification of the Proper Person is permissible under the circumstances because he has met the applicable standards of conduct set forth in Section 1 of this Article VI. This determination shall be made by the board of directors by a majority vote of those present at a meeting at which a quorum is present, which quorum shall consist of directors not parties to the proceeding (“Quorum”). If a Quorum cannot be obtained, the determination shall be made by a majority vote of a committee of the board of directors designated by the board, which committee shall consist of two or more directors not parties to the proceeding, except that directors who are parties to the proceeding may participate in the designation of directors for the committee. If a Quorum of the board of directors cannot be obtained and the committee cannot be established, or even if a Quorum is obtained or the committee is designated and a majority of the directors constituting such Quorum or committee so directs, the determination shall be made by (i) independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in this Section 4 or, if a Quorum of the full board of directors cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the fall board of directors (including directors who are parties to the action) or (ii) a vote of the shareholders.
     Section 5. Court-Ordered Indemnification. Any Proper Person may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction for mandatory indemnification under Section 2 of this Article VI, including indemnification for reasonable expenses incurred to obtain court-ordered indemnification. If the court determines that such Proper Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standards of conduct set forth in Section 1 of this Article VI or was adjudged liable in the proceeding, the court may order such indemnification as the court deems proper except that if the Proper Person has been adjudged liable, indemnification shall be limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.
     Section 6. Advance of Expenses. Reasonable expenses (including attorneys’ fees) incurred in defending an action, suit or proceeding as described in Section 1 of this Article VI may be paid by the corporation to any Proper Person in advance of the final disposition of such action, suit or proceeding upon receipt of (i) a written affirmation of such Proper Person’s good faith belief that he has met the standards of conduct prescribed by Section 1 of this Article VI, (ii) a written undertaking, executed personally or on the Proper Person’s behalf, to repay such advances if it is ultimately determined that he did not meet the prescribed standards of conduct (the undertaking shall be an unlimited general obligation of the Proper Person but need not be secured and may be accepted without reference to financial ability to make repayment), and (iii) a determination is made by the proper group (as described in Section 4 of this Article VI) that the facts as then known to the group would not preclude indemnification. Determination and authorization of payments shall be made in the same manner specified in Section 4 of this Article VI.
     Section 7. Witness Expenses. The sections of this Article VI do not limit the corporation’s authority to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent in the proceeding.
     Section 8. Report to Shareholders. Any indemnification of or advance of expenses to a director in accordance with this Article VI, if arising out of a proceeding by or on behalf of the corporation, shall be reported in writing to the shareholders with or before the notice of the next shareholders’ meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.
ARTICLE VII
Provision of Insurance
     By action of the board of directors, notwithstanding any interest of the directors in the action, the corporation may purchase and maintain insurance, in such scope and amounts as the board of directors deems appropriate, on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation, or who, while a director, officer, employee, fiduciary or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company or other enterprise or employee benefit plan, against any liability asserted against, or incurred by, him in that capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Article VI or applicable law. Any such insurance may be procured from any insurance company designated by the board of directors of the corporation, whether such insurance company is formed under the laws of Colorado or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity interest or any other interest, through stock ownership or otherwise.
ARTICLE VIII
Miscellaneous
     Section 1. Seal. The corporate seal of the corporation shall be circular in form and shall contain the name of the corporation and the words, “Seal, Colorado.”
     Section 2. Fiscal Year. The fiscal year of the corporation shall be as established by the board of directors.
     Section 3. Amendments. Except as hereinafter stated, the board of directors shall have power, to the maximum extent permitted by the Colorado Business Corporation Act, to make, amend and repeal the bylaws of the corporation at any regular or special meeting of the board of directors unless the shareholders, in making, amending or repealing a particular bylaw, expressly provide that the directors may not amend or repeal such bylaw. The directors may not amend Sections 2 or 3 of Article III, Article VI or Section 3 of Article VIII of the bylaws. Sections 2 and 3 of Article Ill, Article VI and Section 3 of Article VIII of the bylaws can only be amended or repealed by 80% of the votes of the shareholders entitled to be cast thereon. The shareholders also shall have the power to make, amend or repeal the bylaws of the corporation at any annual meeting or at any special meeting called for that purpose.
     Section 4. Gender. The masculine gender is used in these bylaws as a matter of convenience only and shall be interpreted to include the feminine and neuter genders as the circumstances indicate.
     Section 5. Conflicts. In the event of any irreconcilable conflict between these bylaws and either the corporation’s Articles of Incorporation or applicable law, the latter shall control.
     Section 6. Definitions. Except as otherwise specifically provided in these bylaws, all terms used in these bylaws shall have the same definition as in the Colorado Business Corporation Act.